Exhibit 4.18

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December 31, 2013, is by and among RedHill Biopharma Ltd., a company limited by shares organized under the laws of the State of Israel (the “Company”), and Broadfin Healthcare Master Fund, LTD, a corporation formed under the laws of the State of the Cayman Islands (the “Buyer”).

RECITALS

A.           The Company and the Buyer are executing and delivering this Agreement in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder.

B.           The Buyer wishes to purchase from the Company, and the Company wishes to sell to the Buyer, upon the terms and conditions stated in this Agreement, 263,160 units (collectively, the “Units”), each consisting of (i) one American Depositary Share (the “Offered ADSs”), representing 10 ordinary shares, par value NIS 0.01 per share, of the Company (the “Ordinary Shares”); and (ii) a three-year warrant, in the form attached hereto as Exhibit A (the “Warrant”), to purchase 0.4 of an American Depositary Share (the “Warrant ADSs”) at an exercise price of $11.00 per ADS. The Units and the Warrant ADSs are referred to herein collectively as the “Offered Securities”.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1	PURCHASE AND SALE OF Units.

(a)          Purchase and Sale. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue (or caused to be issued) and sell to the Buyer, and the Buyer shall purchase from the Company on the Closing Date (as defined below), the Units.

(b)          Closing. The closing of the purchase and sale of the Units (the “Closing”) shall occur via an electronic closing in which separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, will first be delivered by a facsimile or electronic mail exchange of signature pages, with originals to follow addressed to each party’s counsel. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such later date as is mutually agreed to by the Company and the Buyer); provided, however, that this Agreement shall automatically terminate if the Closing shall not have been consummated within 10 calendar days following the date hereof. As used herein, unless otherwise provided, “Business Day” means any day other than a Friday, Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c)          Purchase Price. The aggregate purchase price for the Units to be purchased by the Buyer (the “Purchase Price”) shall be $2,500,020 (or $9.50 per Unit).

(d)          Closing Deliveries.

(i)	On the Closing Date, the Buyer shall deliver to the Company:

(A)	this Agreement, duly executed by the Buyer; and

(B)	the Purchase Price for the Units to be issued and sold to the Buyer at the Closing (less the amount permitted to be withheld by the Buyer pursuant to Section 4(c)), payable in United States dollars by wire transfer of immediately available funds in accordance with the Company’s written wire instructions.

(ii)	On the Closing Date, the Company shall deliver to the Buyer:

(A)	this Agreement, duly executed by the Company;

(B)	an opinion from Haynes and Boone, LLP, United States legal counsel to the Company, in form and substance reasonably acceptable to the Buyer;

(C)	an opinion from Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Israeli legal counsel to the Company, in form and substance reasonably acceptable to the Buyer;

(D)	unless the Buyer elects to receive the Offered ADSs in book-entry form, one or more American Depositary Receipts registered in the name of the Buyer, or in such nominee name(s) as designated by the Buyer in writing, evidencing the Offered ADSs;

(E)	one or more certificates in the name of the Buyer, or in such nominee name(s) as designated by the Buyer in writing, representing the Warrant; and

(F)	such other documents and certificates required to be delivered by the Company to the Buyer pursuant to Section 7 hereof.

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2	BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that:

(a)          Organization; Authority. The Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the Cayman Islands with the requisite power and authority to execute and deliver this Agreement and the Warrant and to consummate the transactions contemplated hereby and thereby and otherwise to carry out its obligations hereunder and thereunder.

(b)          Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Offered Securities that have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Buyer understands that its investment in the Offered Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Offered Securities.

(c)          No Governmental Review. The Buyer understands that no Israeli, United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Offered Securities or the fairness or suitability of the investment in the Offered Securities nor have such authorities passed upon or endorsed the merits of the offering of the Offered Securities.

(d)          Regulation D. The Buyer understands that the Offered Securities are being offered and sold to it in a transaction exempt from the registration requirements of United States federal and state securities laws in reliance on Regulation D promulgated under the Securities Act and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the compliance of this transaction with Regulation D and the eligibility of the Buyer to acquire the Offered Securities. In this regard, the Buyer represents and warrants that at the time it was offered the Offered Securities it was, and at the Closing it will be, an "accredited investor,” as defined in Rule 501(a) under the Securities Act.

(e)          Transfer or Resale. The Buyer understands that, except as provided in Section 8 hereof, the Offered Securities and the Ordinary Shares represented thereby have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred other than (i) outside of the United States accordance with Rule 904 under the Securities Act, (ii) pursuant to an exemption from the registration requirements under the Securities Act, or (iii) pursuant to an effective registration statement under the Securities Act, in each case in compliance with all applicable state securities laws and the securities laws of any other jurisdiction applicable to such sale, assignment or transfer. The Buyer represents that it is acquiring the Offered Securities for its own account for investment purposes only and not with a view to or for distributing or selling such Offered Securities or any part thereof or any interest therein. Buyer acknowledges that no action will be taken in Israel that would permit the offering of the Offered Securities, or the distribution of any prospectus or other offering document, to the public in Israel. The Buyer will not reoffer or resell any of the Offered Securities directly or indirectly to the public in Israel without a prospectus or any exemption therefrom under the Israeli Securities Law.

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(f)          Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and constitutes the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(g)          No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including Israeli and U.S. federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

(h)          Certain Trading Activities. The Buyer has not directly or indirectly, nor has any individual, limited liability company, partnership, joint venture, corporation, trust, unincorporated organization, or other entity (each, a “Person”) acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing on September 10, 2013 (the date on which the Buyer was first contacted by or on behalf of the Company regarding the specific investment in the Company contemplated by this Agreement) and ending immediately prior to the execution of this Agreement by the Buyer (it being understood and agreed that for all purposes of this Agreement, and, without implication that the contrary would otherwise be true, that neither transactions nor purchases nor sales shall include the location and/or reservation of borrowable shares of Common Stock). “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(i)          Experience of the Buyer. The Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Offered Securities, and has so evaluated the merits and risks of such investment. The Buyer is able to bear the economic risk of an investment in the Offered Securities and, at the present time, is able to afford a complete loss of such investment.

(j)           General Solicitation.  They Buyer is not purchasing the Offered Securities as a result of any group email or mass mailing or any advertisement, article, press release, public filing, notice, or other communication regarding the Offered Securities published on the Internet, in  any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or any other general solicitation or general advertisement.

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3	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that:

(a)          Organization and Qualification. The Company is a corporation limited by shares duly organized and validly existing under the laws of the State of Israel, and has the requisite power and authority to own its properties and to carry on its business as described in the SEC Documents (as defined below). The Company is duly qualified to do business as a foreign entity and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used herein, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, results of operations, financial condition or prospects of the Company or (ii) the authority or ability of the Company to perform any of its obligations under this Agreement or the Warrant. The Company does not have any Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC).

(b)          Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the Warrant and to issue the Offered Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Warrant by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Offered ADSs, the issuance of the Warrant and the reservation for issuance and issuance of the Warrant ADSs) have been duly authorized by the Company’s board of directors and, except for (i) the requirements of Section 8(a) hereof, (ii) the 6-K Filing (as defined below), (iii) the approval of the listing of the Ordinary Shares underlying the Offered ADSs on the Tel Aviv Stock Exchange (the “TASE”) and (iv) the approval in principle, subject to the exercise of the Warrant, to the listing of the Ordinary Shares underlying the Warrant ADSs on the TASE ((i) through (iv), collectively, the “Required Approvals”), no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body of the Company. This Agreement has been, and the Warrant will be at or prior to the Closing, duly executed and delivered by the Company, and each constitutes or, when executed and delivered will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by U.S. federal or state securities law.

(c)          Issuance of Securities. The Ordinary Shares represented by the Offered ADSs have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid, and non-assessable and free and clear of all liens, encumbrances, preemptive rights and other claims. The Company has reserved from its duly authorized share capital the maximum number of Ordinary Shares issuable in connection with the Offered ADSs and the Warrant ADSs (other than the Ratchet ADSs). Upon payment of the exercise price therefore pursuant to the terms of the Warrant, the Ordinary Shares represented by the Warrant ADSs will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances, preemptive rights and other claims.

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(d)          Reporting Company; Form F-3; Trading Restrictions under Israeli Law. The Company is eligible to register the Ordinary Shares represented by the Offered ADSs, the Ratchet ADSs (if any), and the Ordinary Shares represented by the Warrant ADSs (together, the “Registrable Securities”) for resale by the Buyer on a registration statement on Form F-3 under the Securities Act. The Company is subject to the reporting requirements of the Exchange Act and has filed or furnished, as applicable, all reports required thereby. To the Company’s knowledge, there do not exist any facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay in any material respect the preparation and filing of a Registration Statement with respect to the resale of the Registrable Securities by the Buyer required to be filed by the Company pursuant to Section 8 hereof. None of the Offered ADSs, the Warrant ADS, or the Ordinary Shares underlying the Offered ADSs and the Warrant ADSs are, or upon issuance will be, subject to any transfer restrictions under Israeli law except for restrictions on resale of such securities on the TASE pursuant to the Israeli Securities Law and the regulations promulgated thereunder.

(e)          No Conflicts. The execution, delivery and performance of this Agreement and the Warrant by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Offered ADSs, the Warrant and the Warrant ADSs and the reservation for issuance of the Warrant ADSs) will not (i) result in a violation of the Articles of Association or other organizational documents of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or (iii) subject to the Required Approvals, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the NASDAQ Capital Market (“NASDAQ”) and the TASE) applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent that such violations could not reasonably be expected to have a Material Adverse Effect.

(f)          Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement or the Warrant, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and the Company is not aware of any facts or circumstances that would reasonably be expected to prevent the Company from obtaining or effecting any registration, application or filing contemplated by this Agreement.

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(g)          Placement Agents. Except for the engagement of Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Roth Capital Partners, LLC (“Roth”), whose fees will be paid by the Company in full and will not be the responsibility of the Buyer, the Company has not engaged any placement agent, broker, finder, investment banker or other agent in connection with the offer or sale of the Offered Securities, and no such other placement agent, broker, finder, investment banker or other agent will be entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

(h)          No Integrated Offering. None of the Company, any of its affiliates or, to the knowledge of the Company, any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Offered Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Offered Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of NASDAQ or the TASE. None of the Company, any of its affiliates or, to the knowledge of the Company, any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Offered Securities under the Securities Act or otherwise or cause the offering of any of the Offered Securities to be integrated with other offerings of securities of the Company in such a manner as to require registration of the issuance of any of the Offered Securities under the Securities Act.

(i)          No Applicable Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Association (other than provisions relating to a staggered board of directors) or the laws of Israel which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Offered Securities and the Buyer’s ownership of the Offered Securities.

(j)          SEC Documents; Financial Statements. The Company has timely filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed or furnished prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyer or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system, if any. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed or furnished with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement was furnished as an exhibit to a Report of Foreign Private Issuer on Form 6-K furnished by the Company to the SEC. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).

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(k)          Independent Accountants. Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Ltd. (“Kesselman”), which has certified certain financial statements of the Company and delivered its report with respect to the audited financial statements and schedules included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2012 (the “Form 20-F”) is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act.

(l)          Absence of Certain Changes. Since December 31, 2012, except as disclosed in the SEC Documents filed or furnished subsequent to the Form 20-F, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, results of operations, financial condition or prospects of the Company. Since December 31, 2012, except as disclosed in the SEC Documents filed or furnished subsequent to the Form 20-F, the Company has not (i) declared or paid any dividends, (ii) sold any assets outside of the ordinary course of business or (iii) made any capital expenditures outside of the ordinary course of business. The Company has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(m)          No Undisclosed Events, Liabilities, Developments or Circumstances. To the knowledge of the Company, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or any of its respective businesses, properties, liabilities, results of operations, financial condition or prospects that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form F-1 filed with the SEC relating to an issuance and sale by the Company of any of its securities and which has not been publicly announced, (ii) could have a material adverse effect on the Buyer’s investment hereunder or (iii) could reasonably be expected to have a Material Adverse Effect, in each case except as disclosed by the Company to the Buyer in writing on the date hereof (the information so disclosed being referred to herein, collectively, as the “MNPI”).

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(n)          Conduct of Business; Regulatory Permits. The Company is not in violation of any term of or in default under its Articles of Association. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in material violation of any of the rules, regulations or requirements of NASDAQ or the TASE and has no knowledge of any facts or circumstances that would reasonably be expected to lead to delisting or suspension of the ADSs or the Ordinary Shares, respectively, by NASDAQ or the TASE in the foreseeable future. Since being listed on NASDAQ or the TASE, as applicable, (i) trading in the ADSs and the Ordinary Shares, respectively, has not been suspended by the SEC, the Israeli Securities Authority (the “ISA”), NASDAQ or the TASE and (ii) the Company has not received any communication, written or oral, from the SEC, the ISA, NASDAQ or the TASE regarding the suspension or termination of the listing of the ADSs or the Ordinary Shares, respectively, on NASDAQ or the TASE. The Company possesses all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its businesses, except where the failure to possess such certificates, authorizations or permits would not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)          Foreign Corrupt Practices. None of the Company or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity for the purpose of financing the activities of any person that, to the Company’s knowledge, is currently subject to any U.S. sanctions administered by OFAC.

(p)          Sarbanes-Oxley Act. The Company is in material compliance with all requirements of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated by the SEC thereunder which in any such case are applicable to the Company.

(q)          Transactions With Affiliates. Except as disclosed in the SEC Documents, none of the officers, directors, employees or affiliates of the Company is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or affiliate or, to the knowledge of the Company, any corporation, partnership, trust or other Person in which any such officer, director, employee or affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

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(r)          Equity Capitalization. The authorized, issued, and outstanding share capital of the Company is as set forth in the SEC Documents (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Form 20-F or upon exercise of outstanding options or warrants described therein). The Ordinary Shares and the ADSs conform in all material respects to the description thereof contained in the Form 20-F. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable Israeli and U.S. federal and state securities laws. None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase securities of the Company. The description of the Company’s stock option, stock bonus, and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Form 20-F accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options, and rights. None of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents (including, for the avoidance of doubt, any quarterly financial statements furnished by the Company as an exhibit to a Report of Foreign Private Issuer on Form 6-K), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional capital stock of the Company; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined below) of the Company or by which the Company is or may become bound; (iii) there are no financing statements securing obligations in any amounts filed in connection with the Company; (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except as set forth in Section 8(a) of this Agreement); (vi) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Offered Securities. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(s)          Indebtedness and Other Contracts. The Company does not have any outstanding Indebtedness and is not a party to any contract, agreement or instrument relating to any Indebtedness. “Indebtedness” means (i) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with IFRS.

(t)          Contracts. The Company has filed with or furnished to the SEC all contracts and agreements required to be filed or furnished under the Exchange Act. The Company is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), except for such defaults or violations which would not reasonably be expected to have a Material Adverse Effect.

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(u)          Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit or proceeding or, to the knowledge of the Company, any inquiry or investigation before or by NASDAQ, the TASE, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Ordinary Shares, the ADSs, or any of the Company’s executive officers or directors. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC or the ISA involving the Company or any current or former director or executive officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(v)         Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for, and the Company does not have any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain coverage from another internationally recognized insurance provider of similar standing as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(w)          Employee Relations. Except as disclosed in the SEC Documents, the Company is not a party to, and none of its employees are subject to, any collective bargaining agreement. The Company believes that its relations with its employees are good. No executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or other key employee of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the knowledge of the Company, no executive officer or other key employee of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(x)          Title. The Company has good and marketable title to all personal property owned by it which is material to the business of the Company, in each case, free and clear of all liens, encumbrances and defects except for those that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company.

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(y)          Intellectual Property Rights. To the knowledge of the Company, except as set forth in the Report of Foreign Private Issuer on Form 6-K furnished by the Company to the SEC on July 22, 2013, the Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct its business as described in the SEC Documents. None of the Company’s material Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within two (2) years from the date of this Agreement. The Company has no knowledge of any infringement by the Company of Intellectual Property Rights of others. No written claim or any action or proceeding has been made or brought, or to the knowledge of the Company, threatened, against the Company regarding its Intellectual Property Rights. Except as set forth in the Report of Foreign Private Issuer on Form 6-K furnished by the Company to the SEC on July 22, 2013, the Company is not aware of any facts or circumstances which would form a reasonable basis for any of the foregoing infringements or claims, actions or proceedings. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(z)          Environmental Laws. The Company (i) is in compliance with all Environmental Laws (as defined below), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. “Environmental Laws” means all Israeli, federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(aa)       Tax Status. The Company (i) has made or filed all material Israeli, federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company is not aware of any tax deficiency that has been or would reasonably be expected to be asserted against the Company, in each case that would reasonably be expected to have a Material Adverse Effect.

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(bb)       Internal Accounting and Disclosure Controls. The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. The Company has not received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company that has not been cured or otherwise resolved prior to the date hereof.

(cc)       Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd)       Investment Company Status. The Company is not, and upon consummation of the sale of the Offered Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee)       Acknowledgement Regarding Buyer’s Trading Activity. It is understood and acknowledged by the Company that, following the public disclosure of the transactions contemplated by this Agreement in accordance with the terms hereof, the Buyer has not been asked by the Company to agree, nor has the Buyer agreed with the Company to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Offered Securities for any specified term. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by this Agreement pursuant to the Press Release (as defined below) and subject to applicable law the Buyer may engage in hedging and/or trading activities at various times during the period that the Offered Securities are outstanding and the Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or the Warrant.

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(ff)         Manipulation of Price. The Company has not taken and will not take, directly or indirectly, any action which constitutes, was designed to, or that would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities. The Company will take reasonable best efforts to cause its officers and directors not to take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(gg)       Transfer Taxes. There are no transfer taxes or other similar fees or charges under Israeli law, U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Offered Securities.

(hh)       No Adjustment to Other Securities. The issuance and sale of the Offered Securities hereunder will not obligate the Company to issue ADSs, Warrants, Ordinary Shares or other securities to any other person (other than the Buyer) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding securities.

(jj)          Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

(kk)       Illegal or Unauthorized Payments; Political Contributions. None of the Company or, to the Company’s knowledge (after reasonable inquiry of its executive officers and directors), any of its officers, directors, employees, agents or other representatives or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law (i) as a kickback or bribe to any Person or governmental authority, agency or representative or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

(ll)         Disclosure. The Company confirms that, except for (i) the existence of the transactions contemplated by this Agreement and the Warrant and (ii) the MNPI, neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company. The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyer regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, liabilities, results of operations, financial condition or prospects, which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that Buyer does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

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4	COVENANTS.

(a)          Reporting Status. For a period of four years from the Closing or, if earlier, until the date on which the Buyer shall have sold all of the Registrable Securities or the Registrable Securities are no longer outstanding (the “Reporting Period”), the Company shall timely file or furnish, as applicable, all reports required to be filed or furnished with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(b)          Use of Proceeds. The Company shall use the proceeds from the sale of the Offered Securities hereunder solely for the continuation of its existing and planned research and development activities, including the clinical trials described in the SEC Documents, the acquisition of new drug candidates and related technologies or products, and other general working capital and research and development purposes. Without limiting the foregoing, none of such proceeds shall be used, directly or indirectly, (i) for the satisfaction of any debt of the Company (other than payment of trade payables incurred after the date hereof in the ordinary course of business of the Company and consistent with prior practices), (ii) for the redemption of any securities of the Company or (iii) with respect to any litigation involving the Company (including, without limitation, (A) the settlement thereof or (B) the payment of any costs or expenses related thereto).

(c)          Fees. The Company shall reimburse the Buyer for all costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by this Agreement (including, without limitation, all accounting and legal fees and disbursements in connection therewith, structuring, documentation and implementation of the transactions contemplated by this agreement and the Warrant and due diligence and regulatory filings in connection herewith and therewith), which amount may be withheld by the Buyer from its purchase price at the Closing, provided that the Company’s obligation to so reimburse the Buyer for such costs and expenses shall be limited to $5,000 if the Closing occurs by January 11, 2013. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Buyer) relating to or arising out of the transactions contemplated hereby, including without limitation any fees payable to Stifel and/or Roth in connection therewith. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth herein, each party to this Agreement shall bear its own expenses in connection with the sale of the Offered Securities to the Buyer.

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(d)          Disclosure of Transactions and Other Material Information. The Company shall on or before 9:30 a.m., New York time, on the first (1st) Business Day immediately following the date of this Agreement: (i) issue a press release (the “Press Release”) reasonably acceptable to the Buyer disclosing all the material terms of the transactions contemplated by this Agreement, including the name of the Buyer, and (ii) furnish a Report of Foreign Private Issuer on Form 6- K, complying as to form and substance with the requirements of the Exchange Act, that includes the Press Release as an exhibit thereto (including such exhibit, the “6-K Filing”). All MNPI shall be disclosed by the Company, on or prior to the seventy-fifth (75th) calendar day following the Closing (the “Disclosure Deadline”), in a manner sufficient to ensure that, effective upon the making of such disclosure, the MNPI shall not constitute “material non-public information” under applicable U.S. securities laws (and SEC staff and judicial interpretations thereof); provided, however, that such requirement shall not apply if, prior to the Disclosure Deadline, the Company delivers to the Buyer a certificate (the “MNPI Certificate”), duly executed by the Chief Executive Officer of the Buyer, stating that the MNPI no longer constitutes “material non-public information” under applicable U.S. securities laws (and SEC staff and judicial interpretations thereof). In the event that the Company fails to disclose such MNPI or deliver an MNPI Certificate to the Buyer on or prior to the Disclosure Deadline, the Buyer shall be permitted to publicly disclose the MNPI in a manner sufficient to ensure that, effective upon the making of such disclosure, such MNPI shall not constitute “material non-public information” under applicable U.S. securities laws (and SEC staff and judicial interpretations thereof). The Company shall use its reasonable best efforts to deliver an MNPI Certificate to the Buyer promptly, and in any event no later than two (2) Business Days, following the date on which the Company first determines in good faith that the MNPI no longer constitutes “material non-public information” under applicable U.S. securities laws (and SEC staff and judicial interpretations thereof). The Company shall not, and the Company shall cause each of its officers, directors, employees and agents, not to, provide the Buyer with any material, non-public information regarding the Company from and after the Closing without the express prior written consent of the Buyer (which may be granted or withheld in the Buyer’s sole discretion). Subject to the foregoing, neither the Company nor the Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Buyer, to issue the Press Release and any other press release or make other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

(e)          Reservation of Shares. So long as any of the Warrant remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of Ordinary Shares to be represented by the Warrant ADSs issuable upon exercise of the Warrant.

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(f)          Price Protection. From the date hereof through the date on which the Company has sold to bona fide third parties (which shall include sales to officers, directors and shareholders of the Company that are approved by the board of directors, including a majority of the disinterested directors) from and after the date of this Agreement Additional Securities (as defined below) resulting in aggregate gross proceeds to the Company of $25,500,000, if the Company issues any Additional Securities at a price per such Additional Security lower than the purchase price per Unit hereunder (i.e., $9.50) (such lower price, the “Subsequent Offering Price”), upon each such issuance the Company shall promptly cause to be issued and delivered to the Buyer such additional ADSs (“Ratchet ADSs”) equal to the excess of (A) the quotient of 2,500,020 divided by the Subsequent Offering Price (calculated, in the event of any security convertible into or exercisable for ADSs or Ordinary Shares, based on the conversion or exercise price per share and, in the case of an offering of Ordinary Shares or any security convertible into or exercisable for Ordinary Shares, multiplied by 10 (or, in the case one ADS represents some other number of Ordinary Shares, multiplied by such other number)) minus (B) the sum of 263,160 and the number of Ratchet ADSs, if any, issued pursuant to this Agreement prior to issuance of such additional Ratchet ADSs. As used herein (and except as provided in the next succeeding sentence), “Additional Securities” means Ordinary Shares, any other capital stock of the Company, ADSs, or any evidences of indebtedness or other securities representing or directly or indirectly convertible into or exchangeable for capital stock of the Company; provided, however, that if Ordinary Shares and/or ADSs are offered as units together with any other rights (whether warrants, other securities representing or directly or indirectly convertible into or exchangeable for share capital of the Company, or other rights), the “Subsequent Offering Price” shall be the price paid for each “unit” in such offering, which unit shall be comprised of (i) one Ordinary Share and or ADS, as the case may be, plus (ii) a number of such other rights as is equal to (x) the aggregate number of such other rights offered in such transaction divided by (y) the aggregate number of Ordinary Share or ADSs, as the case may be, offered in such transaction. “Additional Securities” shall not include: (i) the Offered Securities; (ii) stock options, Ordinary Shares and other stock awards issued to employees or directors of, or consultants or advisors to, the Company pursuant to its 2010 Stock Option Plan, as in effect on the date hereof and described in the SEC Documents or pursuant to any other stock option plan, agreement or arrangement approved by the Company’s board of directors; (iii) Ordinary Shares actually issued upon the exercise of options or warrants outstanding on the date hereof, in each case provided such issuance is pursuant to the terms of such option or warrant; and (iv) Ordinary Shares issued by the Company as consideration for the acquisition of all of the equity securities and voting rights, or all or substantially all of the assets, of any Person or other reorganization or joint venture, in each case in a transaction approved by the board of directors of the Company and, if required under applicable law or stock exchange regulations, the Company’s stockholders; (v) Ordinary Shares or ADSs issued by reason of a dividend, stock split, split-up or other distribution on ordinary shares; or (vi) Ordinary Shares, ADSs, options or other securities convertible into, or exercisable for, Ordinary Shares or ADSs issued (a) in connection with the acquisition of, or licensing arrangements for, pharmaceutical products, (b) to suppliers or third party service providers in connection with the provision of goods or services or (c) in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships, in each case pursuant to transactions approved by the Board of Directors of the Company and not in connection with a capital raising transaction (any securities issued as described in clauses (i) through (vi), collectively, “Excluded Securities”). For the avoidance of doubt, Excluded Securities (and the proceeds from the issuance thereof) shall not be included in the calculation of the aggregate gross proceeds to the Company from sales of Additional Securities for purposes of this Section 4(f). Notwithstanding anything to the contrary herein, in the event of an issuance of Ratchet ADSs to the Buyer, such issuance and the price for each Ratchet ADS shall be subject to the receipt of all approvals required under the applicable law, including but not limited to the Israeli Securities Law and the regulations promulgated thereunder, and subject to the TASE rules and guidelines, as may be amended from time to time; provided that the Company shall use its reasonable best efforts to obtain all necessary approvals as promptly as possible following the closing of a sale of Additional Securities resulting in an obligation of the Company to issue Ratchet ADSs hereunder and, provided further, that in no event shall the Company be excused from its obligations hereunder to issue Ratchet ADSs if required pursuant to this Section 4(f); except as otherwise provided by applicable law, including TASE rules and guidelines as they may be amended from time to time.

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5	LEGEND.

(a)          Legend. Until such time as determined in accordance with paragraph (b) below, any certificates evidencing the Registrable Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Registrable Securities):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEENREGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”). THESE SECURITIES[, AND THE SECURITIES INTO WHICH THEY ARE EXERCISABLE,] MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AS CONFIRMED BY AN OPINION OF UNITED STATES COUNSEL THAT IS SATISFACTORY TO THE COMPANY, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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(b)          Removal of Legends. The Company shall cause the restrictive legend set forth in Section 5(a) to be removed from the Registrable Securities and any ADSs representing the Registrable Securities if those securities are (i) resold outside the United States in accordance with Regulation S, (ii) resold in accordance with Rule 144 or another available exemption under the Securities Act following which such securities will not constitute restricted securities or control securities in the hands of the purchaser or transferee thereof, as confirmed by an opinion of United States counsel that is satisfactory to the Company, or (iii) resold in reliance on an effective registration statement under the Securities Act. In connection with a resale of Registrable Securities or ADSs representing Registrable Securities in reliance on an effective registration statement under the Securities Act, the Company will confirm, if applicable, that the registration statement was effective and could be relied upon for resale of securities as of the applicable date of sale and that the specified seller was listed as a selling shareholder in the prospectus included in such registration statement. If at any time a legend is not required pursuant to this paragraph (b), upon request of the Buyer the Company shall cause The Bank of New York Mellon, as depositary (together with its successors and assigns, the “Depositary”), to promptly, but no later than three (3) Business Days (including Fridays) following the delivery by the Buyer to the Depository (with notice to the Company) of restricted ADSs or Warrant ADSs (together with such customary opinions and documents required by the Depositary, and a proper instruction or instrument of transfer duly executed and bearing a Medallion signature guarantee), at the request of the Buyer, either (A) issue and deliver (or cause to be delivered) to the Buyer a certificate representing the ADSs or Warrant ADSs so delivered to the Depositary by the Buyer, free from all restrictive and other legends, or (B) credit the aggregate number of ADSs or Warrant ADSs represented by the restricted certificates so delivered to the Buyer’s or its designee’s balance account with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian system (the date by which such credit is so required to be made to the balance account of Buyer or Buyer’s nominee with DTC or such certificate is required to be delivered to the Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

(c)          Failure to Timely Deliver; Buy-In. If the Depositary fails to (i) issue and deliver (or cause to be delivered) to the Buyer by the Required Delivery Date a certificate representing ADSs or Warrant ADSs so delivered to the Depositary by the Buyer that is free from all restrictive and other legends or (ii) credit the balance account of the Buyer’s or the Buyer’s nominee with DTC for such number of ADSs or Warrant ADSs so delivered to the Company (other than, in the case of this clause (ii), due to the failure of the Buyer’s broker to initial the FAST process), and on or after the Required Delivery Date the Buyer (or any other Person in respect, or on behalf, of the Buyer) purchases (in an open market transaction or otherwise) ADSs or Ordinary Shares to deliver in satisfaction of a sale by the Buyer to a non-affiliate of all or any portion of the number of ADSs or Ordinary Shares that the Buyer so anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to the Buyer, the Company shall, within three (3) Business Days (including Fridays) after the Buyer’s request, promptly honor its obligation to cause the Depositary to so deliver to the Buyer a certificate or certificates or credit the Buyer’s DTC account representing such number of ADSs or Ordinary Shares representing ADSs that would have been so delivered if the Company timely complied with its obligations hereunder (as the case may be) and pay cash to the Buyer in an amount equal to the excess (if any) of the amount equal to the Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the ADSs or Ordinary Shares so purchased over the product of (1) such number of ADSs or Ordinary Shares and (2) the price at which the sell order giving rise to Buyer’s purchase obligation was executed.

6            CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Units to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(a)          the Buyer shall have delivered to the Company those documents and other items required to be delivered by it pursuant to Section 1(d)(i); and

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(b)          the representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date, and that any representation and warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

7            CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE. The obligation of the Buyer hereunder to purchase the Units at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)          the Company shall have delivered to the Buyer those documents and other items required to be delivered by it pursuant to Section 1(d)(ii);

(b)          the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date, and that any representation and warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

(c)          the Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Section 7(b); and

(d)          the Company shall have delivered to the Buyer evidence, in form and substance reasonably satisfactory to the Buyer, that each of the Required Approvals was received as of the Closing;

(e)          the ADSs shall be duly listed, and admitted and authorized for trading, on the NASDAQ Capital Market (subject to official notice of issuance, if required);

(f)          the Ordinary Shares represented by the ADSs and underlying the Warrant ADSs shall have been approved for listing on the TASE (subject to official notice of issuance); and

(g)          none of the listing of the ADSs the NASDAQ Capital Market or the listing of the Ordinary Shares on the Tel Aviv Stock Exchange shall have been suspended as of the Closing Date, nor shall suspension thereof have been threatened as of the Closing Date.

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8	REGISTRATION OF THE REGISTRABLE SECURITIES.

(a)	Registration Procedures and Expenses.

(i)	The Company shall:

(A)	as soon as practicable, but in no event later than thirty (30) days following the Closing Date (the “Filing Deadline”), prepare and file with the Commission a registration statement on Form F-3 (or, if the Company is not then eligible to register the Registrable Securities for resale on Form F-3, on another appropriate form in accordance with the Securities Act and the Exchange Act), to enable the resale of the Registrable Securities by the Buyer in an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (such registration statement being referred to herein as the “Initial Registration Statement” and each registration statement required to be filed under this Section 8 being referred to herein as a “Registration Statement”); provided, however, that the Buyer shall not be named as an “underwriter” in the Registration Statement without the Buyer’s prior written consent;

(B)	use its reasonable best efforts, subject to receipt of necessary information from the Buyer, to cause the SEC to declare the Initial Registration Statement effective as promptly as practicable, but in any event no later than the earlier of (I) the fifth (5th) day after the Company receives notice from the SEC that such Registration Statement will not become subject to review, or (II) the ninetieth (90th) day after the filing thereof or if later the one hundred and twentieth (120th) day after the Closing Date (as applicable, the “Effective Deadline”);

(C)	use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to a Registration Statement in compliance with applicable laws, any prospectus used in connection therewith (each, a “Prospectus”) and any document incorporated by reference therein as may be necessary to keep such Registration Statement current, effective and free from any material misstatement or omission to state a material fact until the earliest of (I) twelve months after the effective date of the Registration Statement and (II) such time as all Offered ADSs and all Warrant ADSs issuable pursuant to the Warrant and, in each case, covered by the Registration Statement, may be sold without volume limitations pursuant to Rule 144 (the “Effectiveness Period”);

(D)	furnish to the Buyer with respect to the Registrable Securities registered under the Registration Statement (and to each underwriter, if any, of such Registrable Securities) such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Buyer (or underwriter, as applicable) may reasonably request in order to facilitate the public sale or other disposition of all or any of the Registrable Securities;

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(E)	file documents required of the Company for normal blue sky clearance in states specified in writing by the Buyer and use its commercially reasonable efforts to maintain such blue sky qualifications during the Effectiveness Period; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented or subject the Company to any material tax (excluding, for the avoidance of doubt, any filing fees required in connection with such filing) in any such jurisdiction where it is not then so subject;

(F)	immediately notify the Buyer, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder an amendment of such Registration Statement as may be necessary so that such Registration Statement shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(G)	advise the Buyer, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of a Registration Statement or of the initiation or threat of any proceeding for that purpose; and, subject to Section 8(a)(iii), promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(H)	bear all expenses in connection with the procedures in clauses (A) through (G) of this Section 8(a)(i), the procedures in Section 8(a)(iv) and the registration of the Registrable Securities pursuant to the Registration Statement, including any expenses incurred with respect to the duties of the Depositary pursuant to this Agreement (other than underwriting discounts or commissions, brokers’ fees and similar selling expenses and any other fees or expenses incurred by the Buyer, including attorneys’ fees);

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(I)	promptly following the date on which any Registration Statement is declared effective by the SEC, file with the SEC in accordance with Rule 424 under the Securities Act, if required thereunder, the final prospectus to be used in connection with sales pursuant to such Registration Statement; and

(J)	at least two (2) Business Days prior to the filing of each Registration Statement, provide a “Plan of Distribution” and “Selling Stockholders” section of such Registration Statement to the Buyer for the Buyer’s review and comment which, at a minimum, states that the selling stockholders may transfer the shares of common stock in various circumstances, including circumstances in which the transferees, pledgees or other successors in interest may be the selling beneficial owners for purposes of the Prospectus, and make all changes and modifications thereto reasonably requested by the Buyer.

(ii)         Notwithstanding anything to the contrary herein, from the date hereof until the effective date of one or more Registration Statements covering all of the Registrable Securities, the Company shall not, without the prior written consent of the Buyer, prepare and file with the SEC a registration statement (or prospectus filed pursuant to an effective “shelf” registration statement) relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities; provided however that, subject to the restrictions contained herein, the Registration Statement covering the Registrable Securities may be a “universal” shelf registration statement covering additional securities of the Company and the Registration Statement may also register for resale by the holders thereof Ordinary Shares representing up to 631,580 ADSs and up to 252,632 Warrant ADSs in connection with the sale of up to 631,580 Units.

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(iii)        Notwithstanding anything to the contrary herein, if the SEC takes the position that the offering of some or all of the Registrable Securities in the Initial Registration Statement (and/or any other securities registered therein) is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 as a result of a characterization by the SEC of the transaction described by the Initial Registration Statement as a primary offering by the Company, the Company shall use its reasonable best efforts to persuade the SEC that the offering contemplated by the Initial Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 8(a)(iii), the SEC refuses to alter its position, the Company shall remove from the Initial Registration Statement such portion of the Registrable Securities and/or other securities registered therein (the “Cut Back ADSs”) as the SEC may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall have no liability to the Buyer pursuant to Section 8(c) or otherwise as a result of the failure to register any Registrable Securities as a result of the SEC’s application of Rule 415 despite the Company’s reasonable best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415. As soon as practicable following such intervening period of time as shall be required by the SEC or SEC guidance prior to the filing thereof, the Company shall file one or more additional registration statements covering the resale of as many Cut Back ADSs allowed by the SEC or SEC guidance to be so registered while maintaining the Company’s compliance with Rule 415 (each, an “Additional Registration Statement”). The Company shall use its commercially reasonable efforts to file each Additional Registration Statement on or prior to the twentieth (20th) day after such day that represents the first opportunity that the SEC allows the Additional Registration Statement to be filed without the offering of the shares registered thereunder being deemed a primary offering (the “Additional Registration Statement Filing Eligibility Day”) and cause each Additional Registration Statement to be declared effective no later than, as applicable (a) five (5) days after the Company receives notice from the SEC that the Additional Registration Statement will not become subject to review or (b) if the Additional Registration Statement becomes subject to review by the SEC, ninety (90) days after the filing thereof. With regard to any such Additional Registration Statement, all of the provisions of this Section 8(a)(iii) shall again be applicable to the Cut Back Shares. The Company shall give the Buyer prompt notice of the amount of Shares excluded from each Additional Registration Statement. Each Registration Statement shall be on Form F-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form F-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act).

(iv)        Within two (2) Business Days of the effective date of any Registration Statement, the Company shall give notice to the Buyer of such effectiveness and cause its counsel to issue an appropriate opinion or opinions to the Depositary, substantially to the effect that the shares are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by Buyer and confirmation by Buyer that it has complied with the prospectus delivery requirements, provided that the Company has not advised the Depositary orally or in writing that the opinion has been withdrawn.

(b)          Transfer of Registrable Securities After Registration. The Buyer agrees that it will not effect any disposition of the Registrable Securities or its right to purchase the Registrable Securities that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 8(a) or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Buyer or its plan of distribution.

(c)          Indemnification. For purposes of this Section 8(c), the term “Selling Stockholder” means the Buyer and any affiliate of the Buyer; the term “Registration Statement” shall include each Registration Statement and any Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) under the Securities Act or filed as part of such Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, supplement or amendment included in or relating to each such Registration Statement; and (for purposes of clause (iv) below) the term “untrue statement” shall include any untrue statement or alleged untrue statement of a material fact required, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(i)          The Company agrees to indemnify and hold harmless each Selling Stockholder and its officers, directors, partners, members, agents and employees from and against any losses, claims, damages or liabilities to which such Selling Stockholder, officer, director, partner, member, agent or employee may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (A) any breach of the representations or warranties of the Company contained herein or failure to comply with the covenants and agreements of the Company contained herein, (B) any untrue or alleged untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, (D) any claim by Stifel, Roth or any other placement agent, broker, finder, investment banker or other agent for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, or (E) any cause of action, suit, proceeding or claim brought or made against any such indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) or which otherwise involves any such indemnitee that arises out of or results from (I) the execution, delivery or performance of any of this Agreement and/or the Warrant or (II) any disclosure properly made by the Buyer pursuant to Section 4(d), and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue or alleged untrue statement made in such Registration Statement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 8(b) hereof respecting sale of the Registrable Securities or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred as reasonably documented by the Selling Stockholder.

(ii)         The Buyer agrees to indemnify and hold harmless the Company and its affiliates and their respective officers, directors, partners, members, agents and employees from and against any losses, claims, damages or liabilities to which the Company, affiliate, officer, director, partner, member, agent or employee may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (A) any breach of the representations or warranties of the Buyer contained herein or failure to comply with the covenants and agreements of the Buyer contained herein, (B) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Buyer specifically for use in preparation of the Registration Statement or (C) the use by the Buyer of an outdated or defective Prospectus after the Company has notified the Buyer in writing that the Prospectus is outdated or defective and prior to the receipt by the Buyer of the amended or supplemented Prospectus, and the Buyer will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that Buyer’s obligation to indemnify the Company shall be limited to the net amount received by the Buyer from the sale of the Registrable Securities.

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(iii)        Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8(c), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the failure to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 8(c) or from any liability otherwise than under this Section 8(c) (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action). Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided further, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

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(iv)        If the indemnification provided for in this Section 8(c) is unavailable to or insufficient to hold harmless an indemnified person under clause (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Buyer, as well as any other Selling Stockholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue or alleged untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Buyer or other Selling Stockholder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Buyer agree that it would not be just and equitable if contribution pursuant to this clause (iv) were determined by pro rata allocation (even if the Buyer and other Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this clause (iv). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this clause (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this clause (iv), the Buyer shall not be required to contribute any amount in excess of the amount by which the net amount received by the Buyer from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which the Buyer has otherwise been required to pay by reason of such untrue or alleged untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(v)         The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8(c), and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8(c) fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that U.S. federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 8(c), and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 8(c) and further agree not to attempt to assert any such defense.

(d)          Termination of Conditions and Obligations. The restrictions imposed by Section 5(a) or Section 8(b) upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities at such time as such Registrable Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such shares, or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such Registrable Securities can be sold, assigned or transferred pursuant to Rule 144 under the Securities Act (or a successor rule thereto) or another exemption from the registration requirements of the Securities Act without volume limitations.

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(e)          Liquidated Damages. The Company and the Buyer agree that Buyer will suffer damages if the Company fails to fulfill its obligations pursuant to Section 8(a) hereof and that it would not be possible to ascertain the extent of such damages with precision. Accordingly, subject to Section 8(a)(iii) hereof, the Company hereby agrees to pay liquidated damages (“Liquidated Damages”) to Buyer under the following circumstances: (i) if the Initial Registration Statement covering all of the Registrable Securities required or permitted to be covered by it is not filed by the Company on or prior to the Filing Deadline or any Additional Registration Statement covering all of the Registrable Securities required or permitted to be covered by it is not filed on or prior to the twentieth (20th) day after the Additional Registration Statement Filing Eligibility Day (either such event, a “Filing Default”); (ii) if the Initial Registration Statement covering all of the Registrable Securities required or permitted to be covered by it is not declared effective by the SEC on or prior to the Effectiveness Deadline or any Additional Registration Statement covering all of the Registrable Securities required or permitted to be covered by it is not declared effective on or prior to the fifth (5th) day after the Company receives notice from the SEC that such Additional Registration Statement will not become subject to review (or, if such Additional Registration Statement becomes subject to review by the SEC, on or prior to the ninetieth (90th) day after the filing thereof) (either such event, an “Effectiveness Default”); or (iii) subject to the Blackout Period (described below), if, after the effective date of any Registration Statement, such Registration Statement ceases to be effective and available to the Buyer for the resale of the Registrable Securities required or permitted to be covered by it during the Effectiveness Period (a “Maintenance Default” and, together with a Filing Default and an Effectiveness Default, a “Registration Default”). In the event of a Registration Default, the Company shall pay to Buyer as Liquidated Damages, for each thirty (30) day period of a Registration Default, an amount in cash equal to 0.75% of the aggregate purchase price paid by Buyer pursuant to this Agreement (increasing to 1.25% for each thirty (30) day period (or portion thereof) commencing on or after the six month anniversary of the day on which a continuing Registration Default first occurred); provided that in no event shall the aggregate amount of cash to be paid as Liquidated Damages pursuant to this Section 8(e) exceed 10% of the aggregate purchase price paid by Buyer. The Company shall pay the Liquidated Damages as follows: (i) in connection with a Filing Default, on the thirty first (31st) day after the Closing Date or the twenty first (21st) day after the applicable Additional Registration Statement Filing Eligibility Day, as applicable, and, in each case, each thirtieth (30th) day thereafter until the Registration Statement is filed with the SEC; (ii) in connection with an Effectiveness Default relating to the Initial Registration Statement, on the earlier of (A) the sixth (6th) day after the Company receives notice from the SEC that such Registration Statement will not become subject to review or (B) the ninety first (91st) day after the filing thereof or if later the one hundred and twenty first (121st) day after the Closing Date, and each thirtieth (30th) day thereafter until the Initial Registration Statement is declared effective by the SEC; (iii) if such Effectiveness Default relates to an Additional Registration Statement, on the sixth (6th) day after the Company receives notice from the SEC that such Additional Registration Statement will not become subject to review (or, if such Additional Registration Statement becomes subject to review by the SEC, the ninety first (91st) day after the filing date thereof) and each thirtieth (30th) day thereafter until the Additional Registration Statement is declared effective by the SEC; and (iv) in connection with a Maintenance Default, on the first date of such Maintenance Default and each thirtieth (30th) day thereafter until such Maintenance Default is cured. The Liquidated Damages payable herein shall apply on a pro rata basis for any portion of a thirty (30) day period of a Registration Default. In the event that the Company fails to make a Liquidated Damages payment in a timely manner, the past due amount of such Liquidated Damages shall bear interest at the rate of 2% per month (prorated for partial months) until paid in full. Notwithstanding the foregoing, the Company shall not be liable to the Buyer pursuant to this Section 8(e) as a result of the failure to register any Registrable Securities as a result of the Buyer’s refusal to be named as an “underwriter” in any Registration Statement.

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(f)          Suspensions of Registration Statement. Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of a Registration Statement, the Company’s Board of Directors determines in good faith that the maintenance by the Company and use by the Buyer of an effective Registration Statement at such time would require the disclosure of material nonpublic information the disclosure of which at the time would cause material harm to the Company and which the failure to disclose while maintaining a Registration Statement in effect would reasonably be expected to constitute a material violation of law, the Company shall deliver a certificate in writing to the Buyer, duly executed by the Chief Executive Officer of the Company (the “Suspension Notice”), to the effect of the foregoing (provided that the Company will not disclose the content of any material non-public information to the Buyer in any Suspension Notice) and, upon receipt of such Suspension Notice, the Buyer will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Buyer’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company shall use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as practicable after the delivery of a Suspension Notice to the Buyer and to notify the Buyer in writing that the use of such Prospectus may be resumed (i) simultaneously with the issuance of a Report of Foreign Private Issuer on Form 6-K that is incorporated or deemed incorporated by reference in any such Prospectus and as a result of which the use of the Prospectus may be resumed or (ii) promptly (and in any event no later than one hour) after determining that the current Prospectus may be used. Notwithstanding anything contained in this Section 8(f) to the contrary, the Buyer shall not be prohibited from selling any Registrable Securities under a Registration Statement as a result of a Suspension on more than two occasions and an aggregate of 30 days in any twelve month period for all Suspensions in such period.

(g)          Additional Registration Statements. Subject to the provisions of Section 8(a)(iii), if during the Effectiveness Period the number of Registrable Securities at any time exceeds 100% of the number of Ordinary Shares then registered for resale by the Buyer in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the thirtieth (30th) day thereafter, an additional Registration Statement covering the resale by the Buyer of not less than the number of such Registrable Securities not yet registered and all of the provisions of this Section 8 shall apply with respect to such Registration Statement, mutatis mutandis.

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9	MISCELLANEOUS.

(a)          Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Buyer or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)          Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)          Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)          Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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(e)          Entire Agreement; Amendments Notwithstanding anything else contained herein, this Agreement and the Warrant constitute the entire agreement between the parties hereto and supersede any prior understandings or agreements concerning the purchase and sale of the Units and the resale registration of the Registrable Securities. This Agreement may be modified, amended or waived only pursuant to a written instrument signed by the Company and the Buyer.

(f)          Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered via Federal Express (or other recognized international express courier) or facsimile; shall be deemed given (i) if delivered by a recognized international express courier, upon delivery to the recipient and (ii) if delivered by facsimile or email, upon electronic confirmation of receipt (including by reply email); and shall be delivered to the persons at the addresses or facsimile numbers such forth below (or to such persons or via such facsimile number or address as subsequently modified by written notice given in accordance with this Section 9(f)).

If to the Company:	RedHill Biopharma Ltd. 21 Ha’arba’a St. Tel-Aviv 64739, Israel Facsimile: +972 (0)3 541 3144 Email: ori@redhillbio.com Attention: Ori Shilo

With a copy (for informational purposes only) to:	Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. One Azrieli Center Tel Aviv, Israel 67021 Facsimile: +972 (0)3 607 4411 Email: perry@gkh-law.com Attention: Perry Wildes, Adv.

If to the Buyer:	Broadfin Healthcare Master Fund, LTD c/o Broadfin Capital, LLC 237 Park Avenue, Suite 900 New York, NY 10017 Facsimile: (212) 808-2464 Email: Dan@broadfincapital.com Attention: Dan Wichman

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with a copy (for informational purposes only) to:	Broadfin Healthcare Master Fund, LTD c/o Broadfin Capital, LLC 237 Park Avenue, Suite 900 New York, NY 10017 Facsimile: 212 808 2464 Email: jason@broadfincapital.comAttention: Jason Abrams

(g)          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, as contemplated below, any assignee or transferee of any of the Offered Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer (which may be granted or withheld in the sole discretion of the Buyer). A Buyer may assign some or all of its rights hereunder in connection with any permitted assignment or transfer of any of its Securities without the consent of the Company, in which event such assignee or transferee (as the case may be) shall be deemed to be the Buyer hereunder with respect to such assigned rights.

(h)          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the parties entitled to indemnification pursuant to Section 8(c).

(i)          Survival. The representations, warranties, agreements and covenants contained in this Agreement shall survive the Closing indefinitely.

(j)          Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)          Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to the price and/or number of Ordinary Shares, Warrants and or ADSs and any other numbers in this Agreement that relate to the Ordinary Shares, Warrants and or ADSs shall be automatically adjusted for stock splits, stock combinations and other similar transactions that occur with respect to the Ordinary Shares after the date of this Agreement.

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(l)          Remedies. The Buyer and each holder of any Securities shall have all rights and remedies set forth in this Agreement and the Warrant and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security, to the extent permitted by law), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement and/or the Warrant, any remedy at law may prove to be inadequate relief to the Buyer. The Company therefore agrees that the Buyer shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

[Signature page follows.]

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IN WITNESS WHEREOF, the Buyer and the Company have executed this Agreement as of the date first written above.

COMPANY:

COMPANY:

REDHILL BIOPHARMA LTD.

By:	/s/Dror Ben-Asher
	Name:	Dror Ben-Asher
	Title:	Chief Executive Officer

By:	/s/Ori Shilo
	Name:	Ori Shilo
	Title:	Deputy CEO, Finance and Operations

BUYER:

BROADFIN HEALTHCARE MASTER FUND, LTD

By: BROADFIN CAPITAL, LLC, its investment advisor

By:	/s/Kevin Kotler
	Name:	Kevin Kotler
	Title:	Managing Partner

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EXHIBIT A

FORM OF WARRANT

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)). THESE SECURITIES, AND THE SECURITIES INTO WHICH THEY ARE EXERCISABLE, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) PURSUANT TO AN OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AS CONFIRMED BY AN OPINION OF UNITED STATES COUNSEL THAT IS SATISFACTORY TO THE COMPANY, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

REDHILL BIOPHARMA LTD.

WARRANT TO PURCHASE AMERICAN DEPOSITARY SHARES

Warrant No.: 2

Number of American Depositary Shares: 105,264

Date of Issuance: January 8, 2014 (the “Issuance Date”)

RedHill Biopharma Ltd., a company limited by shares organized under the laws of the State of Israel (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Broadfin Healthcare Master Fund, LTD, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase American Depositary Shares (“ADSs”) (including any Warrants to Purchase American Depositary Shares issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 105,264 (subject to adjustment as provided herein) ADSs (the “Warrant ADSs”). For purposes of clarification, each ADS represents ten ordinary shares, par value NIS 0.01 per share of the Company (the “Ordinary Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is the Warrant issued pursuant to that certain Securities Purchase Agreement, dated as of December 31, 2013, by and between the Company and the Holder (as the same may be amended from time to time, the “Securities Purchase Agreement”).

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1	EXERCISE OF WARRANT.

(a)          Mechanics of Exercise.

(i)          Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(g)(i)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by delivery (via electronic mail or, if electronic mail is not available, by any other method of providing notice provided for in Section 8 hereof) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Any exercise by the Holder of this Warrant must be pursuant to a valid exemption from registration under the Securities Act or a transaction not subject to the registration provisions of the Securities Act. Within two (2) Trading Days following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant ADSs as to which this Warrant was so exercised (the “Aggregate Exercise Price”), via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant ADSs available hereunder shall have the effect of lowering the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs purchased.  The Company shall maintain records showing the number of Warrant ADSs purchased and the date of such purchases.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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(ii)         On or before the second (2nd) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and The Bank of New York Mellon, the Depositary for the ADSs (the “Depositary”). On or before the fifth (5th) Trading Day following the date on which the Company has received such Exercise Notice, subject to receipt of the Aggregate Exercise Price therefor (the “Share Delivery Date”), the Company shall (X) issue and deposit with the Depositary a number of Ordinary Shares that will be represented by the number of Warrant ADSs to which the Holder is entitled in respect of that exercise, (Y) pay the fee of the Depositary for the issuance of that number of ADSs and (Z) at the option of the Holder (as set forth in the Exercise Notice), instruct the Depositary to either (1) execute and deliver to that Holder, by physical delivery via overnight courier to the address specified by the Holder in the Exercise Notice by the Share Delivery Date, an American Depositary Receipt (“ADR”) evidencing that number of Warrant ADSs or (2) record the issuance of the ADSs in book-entry form and deliver to the Holder evidence of such issuance (in each case, subject to the restrictive legends or stop transfer instructions, if any, required by Section 5 of the Securities Purchase Agreement). If a restrictive legend is not then required to be included on the Warrant ADSs by Section 5 of the Securities Purchase Agreement, certificates for the Warrant ADSs purchased hereunder shall be transmitted by the Depositary to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company (“DTC”) through its Deposit or Withdrawal at Custodian system if the Company is then a participant in such system. Upon delivery of an Exercise Notice and (unless such exercise was made pursuant to a Cashless Exercise) payment of the Aggregate Exercise Price, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant ADSs with respect to which this Warrant has been exercised, irrespective of the date such Warrant ADSs are credited to the Holder’s DTC account, the date of delivery of the certificates evidencing such Warrant ADSs or the date of issuance of the ADSs in book-entry form (as the case may be), except to the extent provided by law. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant ADSs represented by this Warrant submitted for exercise is greater than the number of Warrant ADSs being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than four (4) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant ADSs purchasable immediately prior to such exercise under this Warrant, less the number of Warrant ADSs with respect to which this Warrant is exercised. No fractional ADSs are to be issued upon the exercise of this Warrant, but rather, in lieu of delivering such fractional ADS, the Company shall pay to the exercising Holder an amount in cash equal to the Closing Sale Price on the Principal Market of such fractional ADS on the date of exercise. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant ADSs upon exercise of this Warrant, provided that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(b)          Exercise Price. For purposes of this Warrant, “Exercise Price” means $11.00, subject to adjustment as provided herein.

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(c)          Company’s Failure to Timely Deliver Securities. If the Depositary fails, for any reason or for no reason, to deliver the Warrant ADSs upon an exercise by the Share Delivery Date, and if on or after the Share Delivery Date the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) ADSs or Ordinary Shares to deliver in satisfaction of a sale to a non-affiliate by the Holder of ADSs issuable upon such exercise that the Holder anticipated receiving from the Depositary upon such exercise (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, (A) within three (3) Trading Days after the Holder’s request promptly honor its obligation to cause the Depositary to issue and deliver to the Holder one or more ADRs representing such Warrant ADSs, record the issuance of the ADSs in book-entry form and deliver to the Holder evidence of such issuance or credit the Holder’s balance account with DTC for the number of Warrant ADSs to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and (B) pay cash to the Holder in an amount equal to the excess (if any) of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the ADSs or Ordinary Shares so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) over the product of (1) such number of Warrant ADSs and (2) the price at which the sell order giving rise to the Holder’s purchase obligation was executed. For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant ADSs with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (B) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

(d)          Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(g)(i) below), the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant ADSs determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of Warrant ADSs with respect to which this Warrant is then being exercised.

B= the weighted average of the Closing Sale Prices of the ADSs for the five Trading Days immediately preceding the date of the applicable Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant ADSs at the time of such exercise.

(e)          Rule 144. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, the Warrant ADSs issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant ADSs shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

(f)          Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant ADSs to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant ADSs that are not disputed.

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(g)          Holder’s Exercise Limitations.

(i)          Beneficial Ownership. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that after giving effect to such issuance after exercise as set forth in the applicable Exercise Notice the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of 9.9% (the “Maximum Percentage”) of the Ordinary Shares of the Company then outstanding. For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates shall include the number of Ordinary Shares underlying ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying ADSs which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 1(g)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 1(g)(i) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation.  To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers an Exercise Notice that such Exercise Notice has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(g)(i), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as stated in the most recent of the following: (X) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “SEC”), as the case may be, (Y) a more recent public announcement by the Company or (Z) a more recent written notice by the Company or the Depositary setting forth the number of Ordinary Shares outstanding. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Ordinary Shares, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. By written notice to the Company, the holder may waive the provisions of this Section 1(g)(i) or increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that any such waiver or increase will not be effective until the sixty first (61st) day after such notice is delivered to the Company. The Company’s obligation to issue Warrant ADSs in excess of the limitation referred to in this Section 1(g)(i) shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such Warrant ADSs may be issued in compliance with such limitation, but in no event later than the Expiration Date.

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(ii)         Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of Ordinary Shares as shall be necessary to satisfy the Company’s obligation to issue the Warrant ADSs hereunder. If, notwithstanding the foregoing, and not in limitation thereof, at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved Ordinary Shares to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of Ordinary Shares equal to the number of Ordinary Shares as shall from time to time be necessary to effect the exercise of this Warrant (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized Ordinary Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders and take all action otherwise required for the approval of an increase in the number of Ordinary Shares. In connection with such meeting, the Company shall provide each stockholder with a proxy statement, if required under applicable Israeli or U.S. federal law, and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized number of Ordinary Shares and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(iii)        TASE Restrictions. Notwithstanding any provisions of this Warrant, if prohibited under the regulations of the Tel Aviv Stock Exchange (the “TASE”) (and the Ordinary Shares are listed thereon), the Holder may not exercise this Warrant on the record date of any one of the following events: (i) distribution of bonus shares; (ii) rights offering; (iii) distribution of dividends; (iv) consolidation of share capital; (v) consolidation of shares; (vi) split of share capital; (vii) reduction of capital (each of the above will be referred to below as a “Company Event”). In addition, if prohibited under the regulations of the TASE (and the Ordinary Shares are listed thereon), in the event the ex-date (as defined in the TASE’s regulations) of a Company Event on the TASE precedes the record date of such Company Event, this Warrant may not be exercised on such ex-date.

2          ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT ADSS. The Exercise Price and number of Warrant ADSs issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

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(a)          Adjustment upon Subdivision or Combination of Ordinary Shares or ADSs. Without limiting any provision of Section 4, if the Company, at any time on or after the date of the Securities Purchase Agreement: (i) pays a stock dividend on one or more classes of its then outstanding Ordinary Shares or ADSs or otherwise makes a distribution on any class of capital stock that is payable in Ordinary Shares or ADSs, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding Ordinary Shares or ADSs into a larger number of Ordinary Shares or ADSs or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding Ordinary Shares or ADSs into a smaller number of Ordinary Shares or ADSs, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares or ADSs, as applicable, outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares or ADSs, as applicable, outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b)          Number of Warrant ADSs. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 2, the number of Warrant ADSs that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant ADSs shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Any adjustments made with respect to the number of Warrant ADSs hereunder as a result of a change in price or number of Ordinary Shares shall be made with respect to the ADSs at a multiple equal to the number of Ordinary Shares then represented by the ADSs.

(c)          Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement) whether now existing or hereafter created or acquired) shall take any action to which the provisions hereof are not strictly applicable, or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant ADSs (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant ADSs as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

(d)          Calculations. All calculations under this Section 2 shall be made by rounding to the nearest one-hundred thousandth of a cent or the nearest 1/100th of a share, as applicable. The number of Ordinary Shares or ADSs outstanding at any given time shall not include Ordinary Shares or ADSs owned or held by or for the account of the Company, and the disposition of any such Ordinary Shares or ADSs shall be considered an issue or sale thereof for purposes of this Warrant.

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3             RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares or ADSs, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, (a) in the case of a Distribution in cash, if required by the regulations of the TASE (and the Ordinary Shares are listed thereon), the Exercise Price shall be decreased in respect of each Warrant ADS by the amount of the dividend per share (if cash) and (b) in all other cases provided in this Section 3, upon any exercise of the Warrant, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs, as applicable, are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any Ordinary Shares as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4	PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)          Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of the Ordinary Shares or ADSs (the “Purchase Rights”), the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which such record holders of Ordinary Shares or ADSs, as applicable, are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of any Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

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(b)          Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the Securities Purchase Agreement in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the ADSs acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction (or the Ordinary Shares underlying such ADSs), and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the ADSs, or the Ordinary Shares underlying such ADSs, as applicable, pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market; provided, however, that in connection with a Fundamental Transaction in which the consideration received by the Company and/or its shareholders, as applicable, consists solely of cash, this Warrant shall terminate upon the closing of such Fundamental Transaction to the extent not previously exercised provided that, contemporaneously with such Closing, the Company shall cause this Warrant to be exchanged, on and as of the closing thereof, without a requirement of formal exercise, for the consideration that Holder would have received (less the Exercise Price) had the Holder elected to exercise this Warrant in full as of immediately prior to the closing of such Fundamental Transaction. Upon the consummation of each Fundamental Transaction, unless this Warrant is exchanged for cash as provided in the preceding sentence, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the Securities Purchase Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the Securities Purchase Agreement with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the Warrant ADSs (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of Ordinary Shares or ADSs are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares or ADSs (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the ADSs (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in form and substance reasonably satisfactory to the Holder.

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(c)          Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the Exchange Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5             NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Association or other organizational documents, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any Ordinary Shares underlying the ADSs receivable upon the exercise of this Warrant above the Exercise Price then in effect and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Ordinary Shares and ADSs upon the exercise of this Warrant.

6             WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company or a holder of ADSs for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant ADSs which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders, unless such notices or other information is filed or submitted to the SEC and publicly available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system.

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7	REISSUANCE OF WARRANTS.

(a)          Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant ADSs being transferred by the Holder and, if less than the total number of Warrant ADSs then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant ADSs not being transferred.

(b)          Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant ADSs then underlying this Warrant.

(c)          Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant ADSs then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant ADSs as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional ADSs shall be given.

(d)          Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant ADSs then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(b), the Warrant ADSs designated by the Holder which, when added to the number of shares of Warrant ADSs underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant ADSs then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

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8             NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (a) immediately upon each adjustment of the Exercise Price and the number of Warrant ADSs, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (b) at least ten (10) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Ordinary Shares or ADSs, (ii) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all or substantially all of the holders of Ordinary Shares or ADSs or (iii) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (c) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiary, the Company shall simultaneously file such notice with the SEC (as defined in the Securities Purchase Agreement) pursuant to a Report of Foreign Private Issuer on Form 6-K.

9             AMENDMENT AND WAIVER. Except as otherwise provided herein (including, without limitation, in the penultimate sentence of Section 1(g)(i)), the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of any other similar warrant issued to an Additional Investor (as defined in the Securities Purchase Agreement). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10           SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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11            GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12           CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the Securities Purchase Agreement shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in the Securities Purchase Agreement unless otherwise consented to in writing by the Holder.

13           REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Securities Purchase Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

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14          TRANSFER. This Warrant may not be offered for sale, sold, transferred or assigned without the consent of the Company, provided that no such consent shall be required in connection with any sale, transfer or assignment by the Holder to any of its Affiliates or any of its limited partners.

15          CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

a)           “Bloomberg” means Bloomberg, L.P.

b)           “Business Day” means any day other than a Friday, Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

c)           “Closing Sale Price” means, for the ADSs as of any date, the last trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the closing bid and ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall, as applicable, be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

d)           “Convertible Securities” means any stock, note, debenture or other security (other than Options) that is, or may become, at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares or ADSs.

e)           “Eligible Market” means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market (including each successor to any of the foregoing).

f)            “Expiration Date” means the date that is the third (3rd) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

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g)           “Fundamental Transaction” means that (i) the Company (whether now existing or hereafter created or acquired) shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) any other Person (unless the shareholders of the Company immediately prior to such consolidation or merger continue to hold a majority of the outstanding shares of the Company immediately following the consolidation or merger), or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is recommended by the board of directors and accepted by the holders of more than 50% of the outstanding Ordinary Shares (or other voting securities) of the Company (not including any Ordinary Shares (or other voting securities) of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer) (subject to clause (ii) below, other than a special tender offer under the Israel Companies Law), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding Ordinary Shares (or other voting securities) of the Company (not including any Ordinary Shares (or other voting securities) of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Ordinary Shares, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become, as a result directly or indirectly of any transaction to which the Company is a party, the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares (or other voting securities) of the Company.

h)          “Options” means any rights, warrants or options to subscribe for or purchase Ordinary Shares, ADSs or Convertible Securities.

i)            “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

j)            “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

k)           “Principal Market” means the Nasdaq Capital Market.

l)            “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

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m)          “Trading Day” means, as applicable, (i) with respect to all price determinations relating to the ADSs, any day on which the ADSs are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the ADSs, then on the principal securities exchange or securities market on which the ADSs are then traded, provided that “Trading Day” shall not include any day on which the ADSs are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the ADSs are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (ii) with respect to all determinations other than price determinations relating to the ADSs, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

[signature page follows]

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IN WITNESS WHEREOF, RedHill BioPharma Ltd. has caused this Warrant to Purchase American Depositary Shares to be duly executed as of the Issuance Date set out above.

REDHILL BIOPHARMA LTD.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE AMERICAN DEPOSITARY SHARES

REDHILL BIOPHARMA LTD.

The undersigned holder hereby exercises the right to purchase _________________ of the American Depositary Shares (“Warrant ADSs”) of RedHill Biopharma Ltd., a company limited by shares organized under the laws of the State of Israel (the “Company”), evidenced by Warrant to Purchase American Depositary Shares No. 1 (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

FORM OF EXERCISE PRICE. The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant ADSs; and/or

____________	a “Cashless Exercise” with respect to _______________ Warrant ADSs.

16           PAYMENT OF EXERCISE PRICE. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant ADSs to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

17           EXEMPTION FROM REGISTRATION. THE UNDERSIGNED REPRESENTS THAT, EITHER (A) THAT THE UNDERSIGNED IS NOT A “U.S. PERSON” (AS DEFINED IN RULE 902 UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) AND AT THE TIME OF THE THIS EXECUTION AND DELIVERY OF THIS EXERCISE NOTICE THE UNDERSIGNED WAS OUTSIDE OF THE UNITED STATES OR (B) THAT THE UNDERSIGNED IS AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT), THAT THE WARRANT ADSS ARE BEING ACQUIRED FOR THE ACCOUNT OF THE UNDERSIGNED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, THE DISTRIBUTION THEREOF AND THAT THE UNDERSIGNED HAS NO PRESENT INTENTION OF DISTRIBUTING OR RESELLING SUCH SHARES, ALL EXCEPT AS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

18           DELIVERY OF WARRANT ADSS.

Issue a certificate or certificates representing said Warrant ADSs in the name of and deliver such certificate or certificates to at the following address:
Deliver the Warrant ADSs in uncertificated form to: Firm Name and DTC Number: Account Name and Number:

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs The Bank of New York Mellon (the “Depositary”) to issue the above indicated number of American Depositary Shares in accordance with the Depositary Instructions dated _____, 20__ from the Company and acknowledged and agreed to by the Depositary.

REDHILL BIOPHARMA LTD.

By:
Name:
Title: